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                                                                  EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                             ICO International, Inc.

                           ICO Tubular Services, Inc.
                 (Formerly Baker Hughes Tubular Services, Inc.)

                              PEI Acquisition Corp.

                              FIS Acquisition Corp.

                               Shearer Supply Ltd.

                      The Innovation Company, S.A. de C.V.

                       B&W Equipment Sales and Mfg., Inc.

                              RJD Acquisition, Inc.